PRICING SUPPLEMENT NO. 12                                      Rule 424(b)(3)
DATED: February 12, 1998                                    File No. 333-43565
(To Prospectus dated January 21, 1998
and Prospectus Supplement dated January 21, 1998)


                                 $7,096,595,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:              Floating Rate Notes       Book Entry Notes
$50,000,000                    [x]                       [x]

Original Issue Date:           Fixed Rate Notes          Certificated Notes
February 18, 1998              [_]                       [_]


Maturity Date:
February 16, 2001

Option to Extend Maturity:      No  [x]

                                Yes [_]   Final Maturity Date:



                                          Optional            Optional
                       Redemption         Repayment           Repayment
Redeemable On          Price(s)           Date(s)             Price(s)
-------------          -----------        ----------          ----------

N/A                    N/A                N/A                 N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                          Maximum Interest Rate: N/A

[_]         Commercial Paper Rate             Minimum Interest Rate: N/A

[_]         Federal Funds Rate                Interest Reset Date(s): *

[_]         Treasury Rate                     Interest Reset Period: Monthly

[_]         LIBOR Reuters                     Interest Payment Date(s): **

[x]         LIBOR Telerate

[_]         Prime Rate                        Interest Payment Period: Monthly

[_]         CMT Rate


Initial Interest Rate: ***

Index Maturity:  N/A

Spread (plus or minus): +0.20%
---------------------------------------

*        The 16th of each month.

**       The 16th of each month.

***      5.817%

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.


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